UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2004

Xponential, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080

(Address of principal executive offices)

(678) 305-7211

(Registrant’s telephone number)

Item 5.  Other Events and Regulation FD Disclosure

On February 12, 2004 John R. Boudreau tendered his resignation as a Director of Xponential, Inc.  The resignation is not the result of any disagreement with Xponential, Inc. on any matter relating to its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

XPONENTIAL, INC.

DATE: February 19, 2004	By:	/s/ Robert W. Schleizer
Robert W. Schleizer, Executive Vice
President and Chief Financial Officer